Filed Pursuant to Rule 424(b)(3)
Registration No. 333-221803

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, dated November 29, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED NOVEMBER 29, 2017)

7,000,000 Shares

Tribune Media Company

Class A Common Stock

All of the 7,000,000 shares of Class A common stock of Tribune Media Company are being sold by Oaktree Tribune, L.P. (the “selling stockholder”). We will not receive any of the proceeds from the sale of the shares being sold by the selling stockholder. The Class A common stock of Tribune Media Company is listed on the New York Stock Exchange (“NYSE”) under the symbol “TRCO.” The last reported sale price of our Class A common stock on November 29, 2017 was $41.29 per share.

Investing in our Class A common stock involves risks. See the sections entitled “Risk Factors” on page S-4 of this prospectus supplement and on page 7 of the accompanying prospectus.

The underwriter has agreed to purchase the shares of our Class A common stock from the selling stockholder at a price of $         per share, which will result in proceeds to the selling stockholder, before expenses, of $        . The underwriter may offer the shares of our Class A common stock from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares to purchasers on or about                     , 2017.

Morgan Stanley

The date of this prospectus supplement is                     , 2017.

PROSPECTUS SUPPLEMENT

None of we, the selling stockholder and the underwriter has authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

For investors outside the United States: None of we, the selling stockholder and the underwriter has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to the “Company,” “TRCO,” “Tribune,” “we,” “us” and “our” mean Tribune Media Company and its consolidated subsidiaries.

This document has two parts, a prospectus supplement and an accompanying prospectus dated November 29, 2017. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder named in the prospectus may, from time to time, offer and sell our Class A common stock in one or more offerings or resales.

The accompanying prospectus provides you with a general description of our Class A common stock, which the selling stockholder may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our Class A common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein and herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein and therein, including all documents described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement before investing in our Class A common stock.

This prospectus supplement, and the accompanying prospectus, relates only to the shares of our Class A common stock that may be offered by the selling stockholder and does not relate to the Class A common stock (the “Sinclair Class A common stock”) of Sinclair Broadcast Group, Inc. (“Sinclair”) or other securities of Sinclair. All disclosures contained in this prospectus supplement, and the accompanying prospectus, regarding Sinclair have been derived from publicly available reports and other information on file with the SEC. We have not participated in the preparation of any Sinclair-related information filed with the SEC, and we do not represent that any Sinclair reports or other information, or any other publicly available information regarding Sinclair, is accurate or complete. Investors should undertake such independent investigation of Sinclair as is appropriate, in their judgment, to make an informed decision with respect to an investment in shares of our Class A common stock.

OUR COMPANY

Tribune is a diversified media and entertainment business comprised of 42 television stations, that are either owned by Tribune or others, but to which Tribune provides certain services, along with a national general entertainment cable network, a radio station, a production studio, a portfolio of real estate assets and investments in a variety of media, websites and other related assets.

Our business consists of our Television and Entertainment operations and the management of certain of our real estate assets. We also hold a variety of investments in cable and digital assets, including equity investments in Television Food Network, G.P. (“TV Food Network”) and CareerBuilder, LLC (“CareerBuilder”). On June 19, 2017, TEGNA, Inc. announced that it entered into an agreement, together with the other owners of CareerBuilder, including Tribune, to sell CareerBuilder to an investor group led by investment funds managed by Apollo Global Management, LLC and the Ontario Teachers’ Pension Plan Board. The transaction closed on July 31, 2017 with Tribune retaining ownership of approximately 7% of CareerBuilder, on a fully diluted basis.

Our principal executive offices are located at 515 N. State Street, Suite 2400, Chicago, Illinois 60654, and our telephone number is (646) 563-8296.

The Merger

On May 8, 2017, Tribune entered into an agreement and plan of merger (the “Merger Agreement”) with Sinclair, providing for the acquisition by Sinclair of all of the outstanding shares of Tribune’s common stock by means of a merger of a wholly owned subsidiary of Sinclair with and into Tribune Media Company, with Tribune surviving the Merger as a wholly owned subsidiary of Sinclair (the “Merger”). According to publicly available information, Sinclair (NASDAQ: SBGI), a Maryland corporation, is a diversified television broadcast company with national reach with a strong focus on providing high-quality content on its local television stations and digital platforms.

On October 19, 2017, a majority of the holders of the outstanding shares of Tribune Class A common stock and Class B common stock (collectively, the “Tribune stockholders”), voting as a single class, voted on and approved the Merger Agreement and the Merger at a duly called special meeting of Tribune stockholders. In accordance with the trolley voting and support agreement, dated as of May 8, 2017, between Sinclair and OCM FIE, LLC and the selling stockholder (together, the “Oaktree stockholders”) and entered into in connection with the Merger Agreement, the Oaktree stockholders voted their shares of Tribune common stock in favor of the Merger.

If the other conditions to the Merger are satisfied or waived, all outstanding shares of Tribune common stock will be converted into the right to receive $35.00 in cash, without interest and less any required withholding taxes, and 0.2300 shares of Sinclair Class A common stock. Sinclair Class A common stock is listed on the Nasdaq Global Select Market, under the symbol “SBGI.” The Merger Agreement also provides that each holder of an outstanding stock option (whether or not vested) will receive, for each share of Tribune common stock subject to such stock option, a cash payment equal to the excess, if any, of the merger consideration value and the exercise price per share of such option, without interest and subject to all applicable withholding. Each outstanding restricted stock unit award will be converted into a cash-settled restricted stock unit award reflecting a number of shares of Sinclair Class A common stock equal to the number of shares of Tribune common stock subject to such award multiplied by a ratio equal to (i) the exchange ratio plus (ii) the cash consideration divided by the trading value of the Sinclair Class A common stock over a specified period prior to the consummation of the Merger. Otherwise, each such award will continue to be subject to the same terms and conditions as such award was subject prior to the Merger. Each outstanding performance stock unit (other than supplemental performance stock units (“Supplemental PSUs”)) will automatically become vested at “target” levels of performance and will be entitled to receive an amount of cash equal to the number of shares of Tribune common stock that are subject to such unit as so vested multiplied by the sum of (i) the cash consideration and (ii) the exchange ratio multiplied by the trading value of the Sinclair Class A common stock over a specified period prior to the consummation of the merger without interest and subject to all applicable withholding. Each holder of an outstanding Supplemental PSU that will vest in accordance with its existing terms will be entitled to receive an amount of cash equal to the number of shares of Tribune common stock that are subject to such unit as so vested multiplied by the sum of (i) the cash consideration and (ii) the exchange ratio multiplied by the trading value of the Sinclair Class A common stock over a specified period prior to the consummation of the Merger without interest and subject to all applicable withholding. Any Supplemental PSUs that do not vest will be canceled without any consideration. Each holder of an outstanding deferred stock unit will be entitled to receive an amount of cash equal to the number of shares of Tribune common stock that are subject to such unit as so vested multiplied by the sum of (i) the cash consideration and (ii) the exchange ratio multiplied by the trading value of the Sinclair Class A common stock over a specified period prior to the consummation of the Merger without interest and subject to all applicable withholding. Each outstanding Tribune warrant (each, a “Warrant”) will become a warrant exercisable, at its current exercise price of $0.001, for the merger consideration in respect of each share of Tribune common stock subject to the Warrant prior to the Merger.

The consummation of the Merger remains subject to the satisfaction or waiver of certain important conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission (the “FCC”) and the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) the listing of the shares of Sinclair Class A common stock to be issued in the Merger on the NASDAQ Global Select Market; and (iii) the absence of certain legal impediments to the consummation of the Merger. Sinclair’s and Tribune’s respective obligation to consummate the Merger are also subject to certain additional customary conditions, including: (i) material accuracy of representations and warranties in the Merger Agreement of the other party; (ii) performance by the other party of its covenants in the Merger Agreement in all material respects; and (iii) since the date of the Merger Agreement, no material adverse effect with respect to the other party having occurred.

Sinclair will use reasonable best efforts to cause the Sinclair Class A common stock issuable in the Merger to be authorized for listing on NASDAQ, subject to official notice of issuance, prior to the closing date. Sinclair will also use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the Merger Agreement. In addition, Sinclair will, with the reasonable cooperation of Tribune, take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the de-listing of our Class A common stock from the NYSE and the deregistration of our Class A common stock and other Tribune securities under the Exchange Act as promptly as practicable after the closing of the Merger.

Sinclair is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, files annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s Public Reference Room and by accessing the website of the SEC (see “Where You Can Find More Information”). On September 6, 2017, Sinclair’s registration statement on Form S-4 (File No. 333-219135) with respect to the Merger was declared effective by the SEC. We urge investors to read Sinclair’s registration statement on Form S-4 and Sinclair’s periodic and current reports and other information filed with the SEC; however, Sinclair’s registration statement on Form S-4 and Sinclair’s periodic and current reports and other information filed with the SEC are not incorporated by reference in this prospectus supplement and we cannot provide you with any assurance as to the accuracy or completeness of such registration statement, reports or other information. Investors should undertake such independent investigation of Sinclair as is appropriate, in their judgment, to make an informed decision with respect to an investment in shares of our Class A common stock.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider and read carefully all of the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 7 of the accompanying prospectus, as well as other risks, uncertainties and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, “Part II—Item 1A—Risk Factors” of any subsequent Quarterly Reports on Form 10-Q and “Risk Factors—Risks Related to the Transaction” of our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 6, 2017, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus supplement and that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning our proposed merger with Sinclair, the conditions in our industry, our operations, our economic performance and financial conditions. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe,” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, is inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified or referenced under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q incorporated by reference herein.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and ability to consummate the Merger may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. In addition, even if our results of operations, financial condition and cash flows are consistent with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in the accompanying prospectus and those described from time to time in our other filings with the SEC, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements:

•	risks associated with the ability to consummate the Merger between us and Sinclair and the timing of the closing of the Merger;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the risk that the regulatory approvals for the proposed Merger with Sinclair may not be obtained or may be obtained subject to conditions that are not anticipated;

•	risks related to the disruption of management time from ongoing business operations due to the Merger;

•	the effect of the announcement of the Merger on our ability to retain and hire key personnel, on our ability to maintain relationships with advertisers and customers and on our operating results and businesses generally;

•	litigation in connection with the Merger;

•	changes in advertising demand and audience shares;

•	competition and other economic conditions including incremental fragmentation of the media landscape and competition from other media alternatives;

•	changes in the overall market for broadcast and cable television advertising, including through regulatory and judicial rulings;

•	our ability to protect our intellectual property and other proprietary rights;

•	our ability to adapt to technological changes;

•	availability and cost of quality network, syndicated and sports programming affecting our television ratings;

•	the loss, cost and/or modification of our network affiliation agreements;

•	our ability to renegotiate retransmission consent agreements, or resolve disputes, with multichannel video programming distributors;

•	the incurrence of additional tax-related liabilities related to historical income tax returns;

•	our ability to realize the full value, or successfully complete the planned divestitures, of our real estate assets;

•	the potential impact of the modifications to and/or surrender of spectrum on the operation of our television stations, the costs, terms and restrictions associated with the actions necessary to modify and/or surrender the spectrum;

•	the incurrence of costs to address contamination issues at physical sites owned, operated or used by our businesses;

•	adverse results from litigation, governmental investigations or tax-related proceedings or audits;

•	our ability to settle unresolved claims filed in connection with the Debtors’ Chapter 11 cases and resolve the appeals seeking to overturn the Bankruptcy Court order confirming the Fourth Amended Joint Plan of Reorganization for Tribune and its subsidiaries;

•	our ability to satisfy future pension and other postretirement employee benefit obligations;

•	the effect of labor strikes, lock-outs and labor negotiations;

•	our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures;

•	the financial performance and valuation of our equity method investments;

•	the impairment of our existing goodwill and other intangible assets;

•	compliance with, and the effect of changes or developments in, government regulations applicable to the television and radio broadcasting industry;

•	changes in accounting standards;

•	the payment of cash dividends on our common stock;

•	impact of increases in interest rates on our variable rate indebtedness or refinancings thereof;

•	our indebtedness and ability to comply with covenants applicable to our debt financing and other contractual commitments;

•	our ability to satisfy future capital and liquidity requirements;

•	our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	the factors discussed under “Risk Factors” of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein; and

•	other events beyond our control that may result in unexpected adverse operating results.

We caution you that the foregoing list of important factors in not exhaustive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may not in fact occur. We undertake no obligation to publicly update or revise and forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of shares of our Class A common stock offered by it pursuant to this prospectus supplement. We will not receive any proceeds from the sale of these shares of our Class A common stock. The selling stockholder will bear any underwriting commissions and discounts attributable to its sale of our Class A common stock and we will bear certain other expenses as required by the registration rights agreement, dated December 31, 2012, by and between the Company and the stockholders party thereto.

SELLING STOCKHOLDER

The following table sets forth information as of September 30, 2017 with respect to the ownership of our Class A common stock by the selling stockholder. The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 87,300,017 shares of our Class A common stock and 5,605 shares of our Class B common stock outstanding as of September 30, 2017.

Name of Selling Stockholder	Class of Common Stock	Shares Beneficially Owned Prior to Offering		Number of Shares Offered Hereby	Shares Beneficially Owned After Offering
		Number	%		Number	%
Oaktree Tribune, L.P.(1)	Class A	14,145,447	16.2%	7,000,000	7,145,447	8.2%

(1)	According to information filed with the SEC, Oaktree Tribune, L.P. beneficially owns 14,145,447 shares of Class A common stock. The general partner of Oaktree Tribune, L.P. is Oaktree AIF Investments, L.P. (“AIF Investments”). The general partner of AIF Investments is Oaktree AIF Holdings, Inc. (“AIF Holdings”). The holder of all of the voting shares of AIF Holdings is Oaktree Capital Group Holdings, L.P. (“OCGH”). The general partner of OCGH is Oaktree Capital Group Holdings GP, LLC (“OCGH GP”). The media company business of OCGH GP is managed by a media company committee, which controls the decisions of OCGH GP with respect to the vote and disposition of the shares held by Oaktree Tribune, L.P. The members of such committee are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer and Stephen A. Kaplan. All members of such committee disclaim beneficial ownership of the shares shown as beneficially owned by Oaktree Tribune, L.P. Excludes 36,514 shares of Class A common stock and 7,195 restricted stock units, which vest by their terms on January 1, 2018, held by OCM FIE, LLC, an Oaktree affiliated entity, granted to OCM FIE, LLC in consideration for the service of Bruce A. Karsh, who was previously a member of our Board of Directors. The address of Oaktree Tribune, L.P. is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase such common stock pursuant to this offering and hold such common stock as a capital asset. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, or Non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift or alternative minimum tax considerations.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business in the United States; or

•	a trust unless (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.

PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Common Stock

If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) with respect to a share of our common stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Disposition of

Common Stock”). Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent. Even if our current or accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. Each Non-U.S. Holder should consult its own tax advisor regarding U.S. federal withholding tax on distributions, including such Non-U.S. Holder’s eligibility for a lower rate and the availability of a refund of any excess U.S. federal tax withheld.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder, such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

Sale, Exchange or Other Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the sale, exchange or other disposition of our common stock unless:

(i)	such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is treated as a corporation for U.S. federal income tax purposes, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);

(ii)	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty); or

(iii)	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such common stock, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we presently are not, and we do not presently anticipate that we will become, a United States real property holding corporation.

The Merger is expected to be a taxable transaction for U.S. federal income tax purposes. We urge investors to read Sinclair’s registration statement on Form S-4, including the discussion of the material U.S. federal income tax consequences of the Merger, although Sinclair’s registration statement on Form S-4 is not incorporated by reference in this prospectus supplement or the accompanying prospectus and we do not express any views as to the accuracy of any statements contained therein.

The foregoing discussion is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of (i) dividends on our common stock and (ii) on or after January 1, 2019, gross proceeds from the sale or other disposition of our common stock. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Amounts treated as payments of dividends on our common stock paid to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such Non-U.S. Holder by the applicable withholding agent.

The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. persons, provided that the proceeds are paid to the Non-U.S. Holder outside the United States. However, proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such Non-U.S. Holder outside the United States, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death will be included in such Non-U.S. Holder’s gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our Class A common stock by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our Class A common stock of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our Class A common stock by an ERISA Plan with respect to which we or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our Class A common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, our Class A common stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of our Class A common stock, each purchaser and subsequent transferee of our Class A common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our Class A common stock constitutes assets of any Plan or (ii) the purchase and holding of our Class A common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, if any purchaser or subsequent transferee of our Class A common stock is using assets of any ERISA Plan to acquire or hold our Class A common stock, such purchaser and subsequent transferee will be deemed to represent that (i) none of us, the underwriter, and any of our or its affiliates has acted as the ERISA Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to, our Class A common stock and none of us, the underwriter, and any of our or its affiliates shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to, our Class A common stock and (ii) the decision to invest in our Class A common stock has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the “Fiduciary Rule”), who (a) is independent of us and the underwriter; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee’s investment in our Class A common stock and is responsible for exercising independent judgment in evaluating the investment in our Class A common stock; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Securities Exchange Act of 1934, as amended; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds our Class A common stock hold or have under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of us, the underwriter and any of our or its affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in our Class A common stock, and (II) we, the underwriter and our and its affiliates have a financial interest in the purchaser’s or transferee’s investment in our Class A common stock on account of the fees and other remuneration we or they expect to receive in connection with transactions contemplated hereunder. Notwithstanding the foregoing, any ERISA Plan which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in clause (ii)(d) above.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our Class A common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of our Class A common stock.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriter named below has agreed to purchase, and the selling stockholder has agreed to sell to it the number of shares indicated below:

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	7,000,000

The underwriter is offering the shares of our Class A common stock subject to their acceptance of the shares from the selling stockholder. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of our Class A common stock offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of our Class A common stock offered by this prospectus supplement if any such shares are taken. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The underwriter may offer the shares of Class A common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The underwriter may effect such transactions by selling shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of Class A common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $1.1 million. We have agreed to reimburse the underwriter for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $45,000.

The underwriter has informed us that it does not intend sales to discretionary accounts to exceed 5% of the total number of shares of our Class A common stock offered by it.

Our Class A common stock is listed on the NYSE under the trading symbol “TRCO.”

We and all of our directors and executive officers and the selling stockholder have agreed that, without the prior written consent of the underwriter, we and they will not, during the period beginning on the date the lock-up agreements were executed and ending 60 days after the date of this prospectus supplement (the “restricted period”):

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Class A common stock; or

•	publicly disclose the intention to take any of the actions described in the foregoing two bullets.

We have also agreed not the file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock. In addition, our directors and executive officers have agreed that, without the prior written consent of the underwriter, they will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of our Class A common stock or any security convertible into or exercisable or exchangeable for our Class A common stock.

The restrictions described in the immediately preceding paragraph to do not apply to:

•	the sale of shares of Class A common stock pursuant to the underwriting agreement;

•	the issuance by the Company of shares of Class A common stock upon the exercise of an option, warrant, the settlement of any deferred stock unit or vesting or settlement of any restricted stock unit or the conversion of a security outstanding on the date hereof and referred to herein;

•	in the case of the Company, any shares of Class A common stock issued or options to purchase Class A common stock or RSUs (including any PSUs), shares (whether or not restricted), deferred stock units or other equity awards granted pursuant to an employee benefit or compensation plan or program of the Company referred to herein;

•	in the case of the Company, the conversion of shares of Class A common stock into the right to receive Sinclair Class A common stock pursuant to the Merger Agreement in connection with the Merger;

•	in the case of directors and executive officers, transfers of shares of Class A common stock or any security convertible into Class A common stock as a bona fide gift, by will or by intestacy, provided that the recipient execute and deliver a lock-up agreement and further provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the restricted period;

•	in the case of directors and executive officers, distributions of shares of Class A common stock or any security convertible into Class A common stock to any trust for the direct or indirect benefit of such director or executive officer or the immediate family of such director or executive officer or to a trustee or beneficiary of such trust, provided that the recipient execute and deliver a lock-up agreement and no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the restricted period;

•	in the case of directors and executive officers, dispositions of shares to the Company of Class A common stock to satisfy tax withholding obligations in connection with the exercise of options to purchase Class A common stock, the vesting of RSUs (including PSUs) or the settlement of deferred stock units, provided that to the extent a filing under the Exchange Act, if any, is required, such filing will indicate the nature of such disposition;

•	in the case of the directors and executive officers, dispositions of shares to the Company of Class A common stock to effect the cashless exercise of options to purchase Class A common stock, provided that to the extent a filing under Section 16(a) of the Exchange Act, if any, is required, such filing will indicate the nature of such disposition;

•	in the case of the directors and executive officers, dispositions of shares to the Company of Class A common stock pursuant to the Company’s right to redeem or cause the disposition of shares of Class A common stock in order to ensure the Company’s compliance with any law administered or enforced by the FCC;

•	in the case of directors and executive officers, dispositions of shares of Class A common stock following the termination of such individual’s employment with, or membership on the board of directors of, the Company for any reason, provided that no public announcement or filing under the Exchange Act is required or voluntarily made during the restricted period;

•

in the case of directors, executive officers and the selling stockholder, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A common stock, provided that (i) such plan does not provide for the transfer of Class A common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A common stock may be made under such plan during the restricted period;

•	in the case of directors, executive officers and the selling stockholder, the conversion of shares of Class A common stock into shares of Sinclair Class A common stock pursuant to the Merger;

•	in the case of the selling stockholder, any transfer (or similar disposition) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Tribune common stock involving a change of control of the Company, subject to certain conditions;

•	in the case of the selling stockholder, distributions of Class A common stock to limited or general partners, members, stockholders or to direct or indirect affiliates of such selling stockholder, including funds or other entities under common control or management with such selling stockholder provided that no filing with the SEC is required or voluntarily made during the restricted period (other than on Form 4, provided that such filing will explain the nature of such distribution) and further provided the recipient execute and deliver a lock-up agreement;

•	in the case of the selling stockholder, transfers of Class A common stock to any immediate family member, any trust for the direct or indirect benefit of the selling stockholder or the immediate family of the selling stockholder or any of their successors upon death or any partnership or limited liability company the partners or members of which consist of the selling stockholder and one or more members of the selling stockholder’s immediately family, provided that such transfers shall not involve a disposition of value and no filing with the SEC is required or voluntarily made and during the restricted period and further provided the recipient execute and deliver a lock-up agreement;

•	in the case of the selling stockholder, transfers of Class A common stock to any beneficiary of the selling stockholder pursuant to a will, other testamentary document or applicable laws of descent, as bona fide gifts, bona fide pledges of Class A common stock by the selling stockholder pursuant to customary financing transactions entered into in the ordinary course of business, provided that no filing with the SEC is required or voluntarily made during the restricted period and further provided the recipient execute and deliver a lock-up agreement;

•	in the case of the selling stockholder, transfers of Class A common stock pursuant to an order of a court or regulatory agency provided that no filing with the SEC is required or voluntarily made during the restricted period (other than on Form 4, provided that such filing will explain that the transfer was pursuant to such order) and further provided the recipient execute and deliver a lock-up agreement;

•	in the case of the selling stockholder, transfers of Class A common stock for the primary purposes of satisfying any tax or other governmental withholding obligation with respect to Class A common stock issued upon the exercise of an option or warrant (or upon the exchange of another security or securities), or issued under an employee equity or benefit plan provided that no filing with the SEC is required or voluntarily made during the restricted period (other than on Form 4, provided such filing will explain the nature of such transfer); or

•	in the case of the selling stockholder, transfers of Class A common stock to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the preceding five bullets, provided that no filing with the SEC is required or voluntarily made during the restricted period and further provided the recipient execute and deliver a lock-up agreement.

The lock-up restrictions shall not apply to any sale or other transfer by the selling stockholder of shares of Class A common stock acquired by the selling stockholder in open market purchases following the consummation of the offering so long as (a) such sales or transfers are not required to be reported in any public report or filing with the SEC or otherwise and (b) the selling stockholder does not otherwise voluntarily effect any public filing regarding such sales or transfers, in each case during the restricted period. Additionally, the lock-up restrictions shall not prohibit the selling stockholder from exercising any Warrants into shares of Class A common stock, so long as the underlying shares received upon such exercise are subject to the lock-up restrictions described above.

The underwriter, in its sole discretion, may release our Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In order to facilitate the offering of our Class A common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our Class A common stock in the open market to stabilize the price of our Class A common stock. These activities may raise or maintain the market price of our Class A common stock above independent market levels or prevent or retard a decline in the market price of our Class A common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We, the selling stockholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by the underwriter participating in this offering. The underwriter may agree to allocate a number of shares of our Class A common stock for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that may make internet distributions on the same basis as other allocations.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of our Class A common stock in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of our Class A common stock. Accordingly any person making or intending to make an offer in that Relevant Member State of shares of our Class A common stock which are the subject of the offering contemplated in this prospectus supplement or the accompanying prospectus may only do so (i) in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter have authorized, nor do we or they authorize, the making of any offer of shares of our Class A common stock in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

In relation to each Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares of our Class A common stock which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such shares of our Class A common stock to the public in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our Class A common stock shall result in a requirement for the publication by us or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our Class A common stock under, the offers to the public contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with the underwriter that:

(a)	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b)	in the case of any shares of our Class A common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares of our Class A common stock acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or (ii) where shares of our Class A common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares of our Class A common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our Class A common stock to be offered so as to enable an investor to decide to purchase any shares of our Class A common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our Class A common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our Class A common stock in, from or otherwise involving the United Kingdom.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The shares of Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong

Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

VALIDITY OF COMMON STOCK

The validity of the Class A common stock offered in this offering will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Certain legal matters with respect to this offering will be passed upon for the underwriter by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Tribune Media Company, except as they relate to Television Food Network, G.P. (“TV Food Network”), for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of TV Food Network as of December 31, 2016 and December 31, 2015 and for each of the three years in the period ended December 31, 2016, incorporated by reference herein, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding certain revenue and expense transactions with affiliated companies). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and any accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits thereto because some parts have been omitted in accordance with the rules and regulations of the SEC. You will find additional information about us and the Class A common stock being sold in this offering in the registration statement and the exhibits thereto. For further information with respect to Tribune and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from Tribune Media Company, 515 N. State Street, Suite 2400, Chicago, Illinois 60654.

We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website.

You may access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (http://investors.tribunemedia.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through, our websites or any other website identified herein is part of, or incorporated into, this prospectus supplement or the accompanying prospectus. All website addresses in this prospectus supplement or the accompanying prospectus are intended to be inactive textual references only.

On May 8, 2017, Tribune entered into the Merger Agreement with Sinclair, providing for the acquisition by Sinclair of all of the outstanding shares of Tribune’s common stock by means of a merger of a wholly owned subsidiary of Sinclair with and into Tribune Media Company, with Tribune surviving the Merger as a wholly owned subsidiary of Sinclair. See “Our Company—The Merger.” Sinclair is also subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, files annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s Public Reference Room and by accessing the website of the SEC referred to above. The Company does not represent that any such Sinclair reports or other information, or any other publicly available information regarding Sinclair is accurate or complete. The Company cannot provide you with any assurance as to the accuracy or completeness of the publicly available documents of Sinclair. Subsequent disclosure by Sinclair could affect the trading price of Tribune’s common stock. The Company does not make any representation to you as to the performance of Sinclair or the Sinclair Class A common stock or any other securities of Sinclair. Investors should undertake such independent investigation of Sinclair as is appropriate, in their judgment, to make an informed decision with respect to an investment in shares of our Class A common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 1, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, filed with the SEC on May 10, 2017, June 30, 2017, filed with the SEC on August 9, 2017, and September 30, 2017, filed with the SEC on November 8, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2017, January 30, 2017, March 10, 2017, April 28, 2017, May 8, 2017, May 9, 2017 (two filings), June 23, 2017, August 3, 2017, August 25, 2017, September 15, 2017*, October 19, 2017 and October 31, 2017;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2017 (only those parts incorporated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016);

•	the following sections in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 6, 2017: “Transaction Summary” (only the subsections thereof titled “Parties to the Transaction,” “Interests of Tribune’s Directors and Executive Officers in the Merger” and “Regulatory Approvals”), “Risk Factors—Risks Related to the Transaction,” “The Agreements—Description of the Merger Agreement,” “Description of Sinclair Capital Stock” and “Comparison of Shareholder Rights”**;

•	the description of capital stock contained in the Registration Statement on Form 10-12B/A, as filed with the SEC on December 1, 2014, as supplemented by the section entitled “Description of Capital Stock” included in the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus supplement.

* Our Current Report on Form 8-K, filed with the SEC on September 15, 2017, contains certain unaudited prospective financial information with respect to Tribune, which was prepared for internal purposes and in connection with the process leading up to entering into the Merger. Such information is forward-looking information and subject to a number of contingencies and uncertainties, which could cause the assumptions made by Tribune management to not reflect actual results and, as a result, we caution investors against relying on this information. See such Form 8-K for a discussion of these, and other, important considerations regarding this information.

** Our Definitive Proxy Statement on Schedule 14A or the accompanying prospectus filed with the SEC on September 6, 2017 (the “Merger Proxy Statement”) incorporates by reference certain information from our SEC filings and Sinclair’s SEC filings, which is not incorporated by reference in this prospectus supplement. For the avoidance of doubt, the information being incorporated into this prospectus supplement and the accompanying prospectus from the Merger Proxy Statement is limited to only the sections (or subsections) specifically referenced above.

Any statement incorporated by reference in this prospectus supplement and the accompanying prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus supplement or the accompanying prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement by such statement contained in this prospectus supplement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus supplement.

Any person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered may request copies of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference herein or therein, without charge, by written or oral request directed to Tribune Media Company, 515 N. State Street, Suite 2400, Chicago, Illinois 60654, Attention: Investor Relations, Telephone: (646) 563-8296 or the investor relations page of our website at http://investors.tribunemedia.com, or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information”. Documents incorporated by reference into this prospectus supplement and the accompanying prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

PROSPECTUS

Tribune Media Company

14,145,447 Shares of Class A Common Stock

This prospectus relates to the resale, from time to time, of up to 14,145,447 shares of our Class A common stock, $0.001 par value per share (“Class A common stock”), by Oaktree Tribune, L.P. (the “selling stockholder”). The selling stockholder may offer and sell shares of our Class A common stock through public or private transactions at prevailing market prices, at varying prices determined at the time of sale or at negotiated prices.

Each time shares of our Class A common stock are offered pursuant to this prospectus, to the extent necessary, we will provide a prospectus supplement and attach it to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholder, but we may bear a portion of the expenses of the offering of such securities.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference herein and therein, before you make an investment decision.

On October 19, 2017, a majority of the holders of Class A common stock and our Class B common stock, par value $0.001 (“Class B common stock” and, together with the Class A common stock, the “common stock”), voting as a single class, voted to approve the proposed merger providing for the acquisition by Sinclair Broadcast Group, Inc. (“Sinclair”) of all of the outstanding shares of our common stock by means of a merger of a wholly owned subsidiary of Sinclair with and into us (the “Merger”) pursuant to the agreement and plan of merger (the “Merger Agreement”), dated May 8, 2017, between us and Sinclair. If the conditions to the Merger are satisfied or waived, all outstanding shares of our common stock will be converted into the right to receive $35.00 in cash, without interest and less any required withholding taxes, and 0.2300 shares of Sinclair class A common stock, par value $0.01 (“Sinclair Class A common stock”). The consummation of the Merger is subject to a number of important conditions. See “Risk Factors—Risks Related to the Merger.” Sinclair is also subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s Public Reference Room and by accessing the website of the SEC (see “Where You Can Find More Information”). On September 6, 2017, Sinclair’s registration statement on Form S-4 (File No. 333-219135) with respect to the Merger was declared effective by the SEC. Investors should undertake such independent investigation of Sinclair as is appropriate, in their judgment, to make an informed decision with respect to an investment in shares of our Class A common stock. We urge investors to read Sinclair’s registration statement on Form S-4 and Sinclair’s periodic and current reports and other information filed with the SEC; however, Sinclair’s registration statement on Form S-4 and Sinclair’s periodic and current reports and other information filed with the SEC are not incorporated by reference in this prospectus and we cannot provide you with any assurance as to the accuracy or completeness of such registration statement, reports or other information.

Investing in our common stock involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

The Class A common stock of Tribune Media Company is listed on the New York Stock Exchange (“NYSE”) under the symbol “TRCO.” The last reported sale price of our Class A common stock on November 28, 2017 was $41.20 per share.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 29, 2017.

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company”, “TRCO”, “Tribune”, “we”, “us” and “our” mean Tribune Media Company and its consolidated subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder over time may offer and sell up to 14,145,447 shares of our Class A common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of Class A common stock the selling stockholder may offer. Each time the selling stockholder offers shares of our Class A common stock, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement and the other information to which we refer you. Neither we, the selling stockholder nor any underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus relates only to the shares of our Class A common stock that may be offered by the selling stockholder and does not relate to Sinclair Class A common stock or other securities of Sinclair. All disclosures contained in this prospectus regarding Sinclair have been derived from publicly available reports and other information on file with the SEC. We have not participated in the preparation of any Sinclair-related information filed with the SEC, and we do not represent that any Sinclair reports or other information, or any other publicly available information regarding Sinclair, are accurate or complete.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus, the accompanying prospectus supplements and the documents incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning our proposed merger with Sinclair, the conditions in our industry, our operations, our economic performance and financial conditions. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe,” and other similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, is inherently uncertain and subject to a number of risks and uncertainties. These risks and uncertainties include, without limitation, those identified or referenced under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q incorporated by reference herein.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition, liquidity and ability to consummate the Merger may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein or therein. In addition, even if our results of operations, financial condition and cash flows are consistent with the forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein or therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed under the caption “Risk Factors” in this prospectus, the applicable prospectus supplement and those described from time to time in our other filings with the SEC, could cause actual results and outcomes to differ materially from those reflected in the forward-looking statements. The following list represents, some but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements:

•	risks associated with the ability to consummate the Merger between us and Sinclair and the timing of the closing of the Merger;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the risk that the regulatory approvals for the proposed Merger with Sinclair may not be obtained or may be obtained subject to conditions that are not anticipated;

•	risks related to the disruption of management time from ongoing business operations due to the Merger;

•	the effect of the announcement of the Merger on our ability to retain and hire key personnel, on our ability to maintain relationships with advertisers and customers and on our operating results and businesses generally;

•	litigation in connection with the Merger;

•	changes in advertising demand and audience shares;

•	competition and other economic conditions including incremental fragmentation of the media landscape and competition from other media alternatives;

•	changes in the overall market for broadcast and cable television advertising, including through regulatory and judicial rulings;

•	our ability to protect our intellectual property and other proprietary rights;

•	our ability to adapt to technological changes;

•	availability and cost of quality network, syndicated and sports programming affecting our television ratings;

•	the loss, cost and/or modification of our network affiliation agreements;

•	our ability to renegotiate retransmission consent agreements, or resolve disputes, with multichannel video programming distributors;

•	the incurrence of additional tax-related liabilities related to historical income tax returns;

•	our ability to realize the full value, or successfully complete the planned divestitures, of our real estate assets;

•	the potential impact of the modifications to and/or surrender of spectrum on the operation of our television stations, the costs, terms and restrictions associated with the actions necessary to modify and/or surrender the spectrum;

•	the incurrence of costs to address contamination issues at physical sites owned, operated or used by our businesses;

•	adverse results from litigation, governmental investigations or tax-related proceedings or audits;

•	our ability to settle unresolved claims filed in connection with the Debtors’ Chapter 11 cases and resolve the appeals seeking to overturn the Bankruptcy Court order confirming the Fourth Amended Joint Plan of Reorganization for Tribune and its subsidiaries;

•	our ability to satisfy future pension and other postretirement employee benefit obligations;

•	the effect of labor strikes, lock-outs and labor negotiations;

•	our ability to realize benefits or synergies from acquisitions or divestitures or to operate our businesses effectively following acquisitions or divestitures;

•	the financial performance and valuation of our equity method investments;

•	the impairment of our existing goodwill and other intangible assets;

•	compliance with, and the effect of changes or developments in, government regulations applicable to the television and radio broadcasting industry;

•	changes in accounting standards;

•	the payment of cash dividends on our common stock;

•	impact of increases in interest rates on our variable rate indebtedness or refinancings thereof;

•	our indebtedness and ability to comply with covenants applicable to our debt financing and other contractual commitments;

•	our ability to satisfy future capital and liquidity requirements;

•	our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms;

•	the factors discussed under “Risk Factors” of this prospectus and the documents incorporated by reference herein; and

•	other events beyond our control that may result in unexpected adverse operating results.

We caution you that the foregoing list of important factors in not exhaustive. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise and forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

OUR COMPANY

Tribune is a diversified media and entertainment business comprised of 42 television stations, that are either owned by Tribune or others, but to which Tribune provides certain services, along with a national general entertainment cable network, a radio station, a production studio, a portfolio of real estate assets and investments in a variety of media, websites and other related assets.

Our business consists of our Television and Entertainment operations and the management of certain of our real estate assets. We also hold a variety of investments in cable and digital assets, including equity investments in Television Food Network, G.P. (“TV Food Network”) and CareerBuilder, LLC (“CareerBuilder”). On June 19, 2017, TEGNA, Inc. announced that it entered into an agreement, together with the other owners of CareerBuilder, including Tribune, to sell CareerBuilder to an investor group led by investment funds managed by Apollo Global Management, LLC and the Ontario Teachers’ Pension Plan Board. The transaction closed on July 31, 2017 with Tribune retaining ownership of approximately 7% of CareerBuilder, on a fully diluted basis.

Our principal executive offices are located at 515 N. State Street, Suite 2400, Chicago, Illinois 60654, and our telephone number is (646) 563-8296.

The Merger

On May 8, 2017, Tribune entered into the Merger Agreement with Sinclair, providing for the acquisition by Sinclair of all of the outstanding shares of Tribune’s common stock by means of a merger of a wholly owned subsidiary of Sinclair with and into Tribune Media Company, with Tribune surviving the Merger as a wholly owned subsidiary of Sinclair. According to publicly available information, Sinclair (NASDAQ: SBGI), a Maryland corporation, is a diversified television broadcast company with national reach with a strong focus on providing high-quality content on its local television stations and digital platforms.

On October 19, 2017, a majority of the holders of the outstanding shares of Tribune Class A common stock and Class B common stock (collectively, the “Tribune stockholders”), voting as a single class, voted on and approved the Merger Agreement and the Merger at a duly called special meeting of Tribune stockholders. In accordance with the trolley voting and support agreement, dated as of May 8, 2017, between Sinclair and OCM FIE, LLC and the selling stockholder (together, the “Oaktree stockholders”) and entered into in connection with the Merger Agreement, the Oaktree stockholders voted their shares of Tribune common stock in favor of the Merger.

If the other conditions to the Merger are satisfied or waived, all outstanding shares of Tribune common stock will be converted into the right to receive $35.00 in cash, without interest and less any required withholding taxes, and 0.2300 shares of Sinclair Class A common stock. Sinclair Class A common stock is listed on the Nasdaq Global Select Market, under the symbol “SBGI.” The Merger Agreement also provides that each holder of an outstanding stock option (whether or not vested) will receive, for each share of Tribune common stock subject to such stock option, a cash payment equal to the excess, if any, of the merger consideration value and the exercise price per share of such option, without interest and subject to all applicable withholding. Each outstanding restricted stock unit award will be converted into a cash-settled restricted stock unit award reflecting a number of shares of Sinclair Class A common stock equal to the number of shares of Tribune common stock subject to such award multiplied by a ratio equal to (i) the exchange ratio plus (ii) the cash consideration divided by the trading value of the Sinclair Class A common stock over a specified period prior to the consummation of the Merger. Otherwise, each such award will continue to be subject to the same terms and conditions as such award was subject prior to the Merger. Each outstanding performance stock unit (other than supplemental performance stock units (“Supplemental PSUs”)) will automatically become vested at “target” levels of performance and will be entitled to receive an amount of cash equal to the number of shares of Tribune common stock that are subject to such unit as so vested multiplied by the sum of (i) the cash consideration and (ii) the exchange ratio multiplied by the trading value of the Sinclair Class A common stock over a specified period prior to the consummation of the merger without interest and subject to all applicable withholding. Each holder of an outstanding Supplemental PSU that will vest in accordance with its existing terms will be entitled to receive an amount of cash equal to the number of shares of Tribune common stock that are subject to such unit as so vested multiplied by the sum of (i) the cash consideration and (ii) the exchange ratio multiplied by the trading value of the Sinclair Class A common stock over a specified period prior to the consummation of the Merger without interest and subject to all applicable withholding. Any Supplemental PSUs that do not vest will be canceled without any consideration. Each holder of an outstanding deferred stock unit will be entitled to receive an amount of cash equal to the number of shares of Tribune common stock that are subject to such unit as so vested multiplied by the sum of (i) the cash consideration and (ii) the exchange ratio multiplied by the trading value of the Sinclair Class A common stock over a specified period prior to the consummation of the Merger without interest and subject to all applicable withholding. Each outstanding Tribune warrant (each, a “Warrant”) will become a warrant exercisable, at its current exercise price of $0.001, for the merger consideration in respect of each share of Tribune common stock subject to the Warrant prior to the Merger.

The consummation of the Merger remains subject to the satisfaction or waiver of certain important conditions, including, among others: (i) the receipt of approval from the Federal Communications Commission (the “FCC”) and the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) the listing of the shares of Sinclair Class A common stock to be issued in the Merger on the NASDAQ Global Select Market; and (iii) the absence of certain legal impediments to the consummation of the Merger. Sinclair’s and Tribune’s respective obligation to consummate the Merger are also subject to certain additional customary conditions, including: (i) material accuracy of representations and warranties in the Merger Agreement of the other party; (ii) performance by the other party of its covenants in the Merger Agreement in all material respects; and (iii) since the date of the Merger Agreement, no material adverse effect with respect to the other party having occurred.

According to publicly available information and based on the number of shares of Sinclair Class A common stock expected to be issued to the Tribune shareholders in the Merger and the number of shares of Sinclair Class A common stock outstanding as of May 8, 2017, it is anticipated that upon the closing of the Merger, Sinclair shareholders will own approximately 83%, and the former Tribune shareholders will own approximately 17%, of Sinclair’s outstanding shares. In August 2017, also according to publicly available information, Sinclair repurchased approximately 997,300 shares of Sinclair Class A common stock under its existing share repurchase program. If Sinclair has repurchased or repurchases additional shares of Sinclair Class A common stock prior to the closing of the Merger, the percentages that the pre-transaction Tribune shareholders and Sinclair shareholders will own of Sinclair’s common stock immediately following the closing of the Merger will correspondingly adjust. According to publicly available information, the current directors and executive officers of Sinclair are expected to remain unchanged following the Merger, and no vote of Sinclair shareholders is required in connection with the Merger.

Sinclair has agreed to use reasonable best efforts to cause the Sinclair Class A common stock issuable in the Merger to be authorized for listing on NASDAQ, subject to official notice of issuance, prior to the closing date. Sinclair will also use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the Merger Agreement. In addition, Sinclair has agreed to, with the reasonable cooperation of Tribune, take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the de-listing of our Class A common stock from the NYSE and the deregistration of our Class A common stock and other Tribune securities under the Exchange Act as promptly as practicable after the closing of the Merger.

On September 6, 2017, Sinclair’s registration statement on Form S-4 (File No. 333-219135) with respect to the Merger was declared effective by the SEC. We encourage investors to read Sinclair’s registration statement on Form S-4 and Sinclair’s periodic and current reports and other information filed with the SEC; however, Sinclair’s registration statement on Form S-4 and Sinclair’s periodic and current reports and other information filed with the SEC are not incorporated by reference in this prospectus and we cannot provide you with any assurance as to the accuracy or completeness of such registration statement, reports or other information.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider all the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, “Part II—Item 1A—Risk Factors” of any subsequent Quarterly Reports on Form 10-Q and “Risk Factors—Risks Related to the Transaction” of our Definitive Proxy Statement on Schedule 14A filed with the SEC on September 6, 2017, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

Risks Related to the Merger

The Merger is subject to a number of conditions, including conditions that may not be satisfied or completed on a timely basis, if at all.

The consummation of the Merger is subject to a number of important closing conditions that make the closing and timing of the Merger uncertain. The conditions include, among others, obtaining FCC consent to transfers of control and assignments of licenses in connection with the Merger (the “FCC consent”), the expiration or termination of the waiting period under the HSR Act, the absence of any legal impediments preventing the consummation of the Merger and the listing of the shares of Sinclair Class A common stock to be issued in the Merger on the NASDAQ Global Select Market. Failure to obtain clearance under the HSR Act or the FCC Consent would prevent us from consummating the Merger.

Under the Merger Agreement, Sinclair and Tribune each agreed, subject to the terms of the Merger Agreement, to use its reasonable best efforts, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to complete the Merger and the other transactions contemplated by the Merger Agreement as promptly as reasonably practicable. Sinclair also agreed, subject to the terms of the Merger Agreement, to use reasonable best efforts to take all actions to avoid or eliminate any impediment that may be asserted by a governmental authority with respect to the transactions so as to enable the closing to occur as soon as reasonably practicable, including taking certain actions (each, an “approval action”) to obtain regulatory approval. In that connection Sinclair agreed to divest one or more television stations in the following Nielsen “Designated Market Areas”: (i) Seattle-Tacoma, Washington, (ii) St. Louis, Missouri, (iii) Salt Lake City, Utah, (iv) Grand Rapids-Kalamazoo-Battle Creek, Michigan, (v) Oklahoma City, Oklahoma, (vi) Wilkes Barre-Scranton, Pennsylvania, (vii) Richmond-Petersburg, Virginia, (viii) Des Moines-Ames, Iowa, (ix) Harrisburg-Lancaster-Lebanon-York, Pennsylvania and (x) Greensboro-High Point Salem, North Carolina (collectively, the “overlap markets”) as necessary to comply with the FCC’s Local Television Multiple Ownership Rule (47 C.F.R. § 73.3555(b)) (the “FCC duopoly rule”) or to obtain clearance under the HSR Act, in each case as required by the applicable governmental authority in order to obtain approval of and consummate the Merger. Sinclair is required to designate either a Tribune station or Tribune stations or a Sinclair station or Sinclair stations for divestiture in each overlap market, as required by and subject to approval by the relevant governmental authority. Sinclair has also agreed to designate, at its option, certain additional Tribune stations or Sinclair stations for divestiture and to divest such stations in order to comply with the FCC’s National Television Multiple Ownership Rule (47 C.F.R. § 73.3555(e)) (the “FCC national cap”) as required by the FCC in order to obtain approval of and consummate the Merger.

However, the Merger Agreement does not (i) require Sinclair or Tribune or any of their respective subsidiaries to take, or agree to take, any regulatory action, unless such action will be conditioned upon the consummation of the Merger and the transactions contemplated by the Merger Agreement, (ii) permit Tribune or any of its subsidiaries to agree, consent to or approve (without the prior consent of Sinclair, which need only be granted to the extent otherwise required under the Merger Agreement) any approval action or (iii) require Sinclair or any of its subsidiaries to agree to take or consent to the taking of any approval action other than divestitures described in the prior paragraph and other approval actions (not involving the divestitures of stations or the modification or termination of any local marketing, joint sales, shared services or similar contract or related option agreements) that would not reasonably be expected to result in a material adverse effect on the business, financial condition or results of operations of Sinclair and its subsidiaries, taken as a whole (including, after the closing, Tribune and its subsidiaries) (an “approval material adverse effect”).

Moreover, Sinclair and Tribune have also agreed that in the event that the UHF discount, which was reinstated in the Order on Reconsideration adopted by the FCC on April 20, 2017 and published in the Federal Register on May 5, 2017 (the “Order on Reconsideration”), In the Matter of Amendment of Section 73.3555(e) of the Commission’s Rules, National Television Multiple Ownership Rule (the “UHF discount”) is repealed, stayed, rendered inapplicable or otherwise not in full force and effect as of the closing (unless the FCC national cap has been increased or otherwise modified so that the impact of the FCC national cap is no less favorable to Sinclair and its subsidiaries than the impact of the national cap as in effect as of May 8, 2017 giving effect to the UHF discount), then the approval actions that would be required to be taken to obtain the FCC consent to the transactions would, in the aggregate, be deemed to reasonably be expected to result in an approval material adverse effect, and neither Sinclair nor any of its subsidiaries will be required to take or agree or consent to or approve such approval actions. A petition for judicial review of the Order on Reconsideration was filed at the D.C. Circuit Court of Appeals on May 12, 2017 and is pending. Sinclair and Tribune, together with several other broadcasters, have intervened in the proceeding. On May 26, 2017, the petitioners in that case filed an emergency motion at the D.C. Circuit Court of Appeals seeking a stay of the Order on Reconsideration pending judicial review. On June 1, 2017, the D.C. Circuit Court of Appeals entered an administrative stay of the Order on Reconsideration, which was to take effect on June 5, 2017, pending its review of the emergency stay motion. On June 15, 2017, the D.C. Circuit Court of Appeals issued an order dissolving the administrative stay and denying the emergency stay motion. The Order on Reconsideration became effective immediately upon release of the court’s order, as a result of which the UHF discount remains in effect. Petitioners filed their brief on the merits on September 25, 2017. The FCC filed its brief on November 7, 2017, and the Intervenors’ joint brief was filed on November 14, 2017. Petitioners’ reply brief is due December 5, 2017.

In addition, under the Merger Agreement, Sinclair and Tribune agreed that if the FCC precludes Sinclair or any of its subsidiaries from holding a customary option to acquire any station to be divested to comply with the FCC national cap, the divestiture would be deemed to reasonably be expected to result in an approval material adverse effect and neither Sinclair nor any of its subsidiaries will be required to divest or agree or consent to divest Tribune stations or Sinclair stations to comply with the FCC national cap.

Applications seeking FCC approval of the transactions contemplated by the Merger Agreement (the “Applications”) were filed on June 26, 2017. On July 6, 2017, the FCC issued a Public Notice establishing procedures governing its review of the Applications. On July 14, 2017, the FCC issued a Protective Order governing the treatment of confidential and highly confidential information submitted to the record of the proceeding. Formal petitions to deny the Applications were filed on August 7, 2017 by DISH Network LLC, Steinman Communications, Inc., Public Knowledge, Common Cause, and United Church of Christ, OC Inc., NTCA—The Rural Broadband Association, Newsmax Media, Inc., American Cable Association, Competitive Carriers Association, and Free Press (collectively, the “Petitioners”); numerous other parties have filed comments and informal submissions supporting or opposing grant of the applications. Tribune and Sinclair jointly filed an opposition to the petitions to deny on August 22, 2017 (the “Joint Opposition”), and certain Petitioners and other parties filed replies to the Joint Opposition on August 29, 2017. By letter dated September 14, 2017, the FCC’s Media Bureau issued a Request for Information (“RFI”) to Sinclair and Tribune seeking additional information, documents and clarification of certain matters discussed in the Applications. Sinclair submitted a response to the RFI on October 5, 2017 (the “October 5 Response”). On October 18, 2017, the FCC’s Media Bureau issued a public notice pausing the FCC’s 180-day transaction review “shot-clock” for 15 days (until November 2, 2017) to afford interested parties an opportunity to comment on the October 5

Response. Certain of the Petitioners and other parties filed comments on or before November 2, 2017. The Applications are pending.

In an order adopted on November 16, 2017, the FCC, among other things, relaxed the FCC duopoly rule by (1) eliminating the requirement that eight independently-owned full power TV stations remain in a market following the proposed combination of two full power stations, (2) replacing the prohibition on common ownership of two top-4 ranked full power TV stations in a market with a case-by-case review of any such proposed combination, and (3) repealing the rule attributing television joint sales agreements (JSAs), pursuant to which a station that sold more than 15% of the total weekly advertising time on another, non-commonly owned station in a market was deemed to have an ownership interest in that station subject to the FCC duopoly rule. The rule changes will become effective 30 days after publication in the Federal Register.

On August 2, 2017, we received a request for additional information and documentary material, often referred to as a “second request,” from the United States Department of Justice (the “DOJ”) in connection with the Merger Agreement. The second request was issued under the HSR Act. Sinclair received a substantively identical request for additional information and documentary material from the DOJ in connection with the transactions contemplated by the Merger Agreement. Issuance of the second request extends the waiting period under the HSR Act until 30 days after we and Sinclair have substantially complied with the second request, unless the waiting period is terminated earlier by the DOJ or the parties voluntarily extend the time for closing. The parties entered into an agreement with the DOJ on September 15, 2017, by which they agreed not to consummate the Merger Agreement before December 31, 2017, or sixty days following the date on which both parties have certified compliance with the second request, whichever is later. On October 30, 2017, the parties agreed to extend the date before which they may not consummate the Merger Agreement to January 30, 2018.

There can be no assurance that the actions Sinclair is required to take under the Merger Agreement to obtain the governmental approvals and consents necessary to complete the Merger will be sufficient to obtain such approvals and consents or that the divestitures contemplated by the Merger Agreement to obtain necessary governmental approvals and consents will be completed. As such, there can be no assurance these approvals and consents will be obtained. Failure to obtain the necessary governmental approvals and consents would prevent the parties from consummating the proposed Merger.

Failure to complete the Merger in a timely manner, or at all, could negatively impact the market price of our common stock, as well as our future business and our financial condition, results of operations and cash flows.

We currently anticipate the Merger will close late in the first quarter of fiscal 2018 or soon thereafter, but it cannot be certain when or if the conditions for the Merger will be satisfied or waived. In particular, the Merger cannot be completed, and holders of our common stock will not receive the merger consideration, until the conditions to closing are satisfied or waived, including the receipt of required FCC and antitrust approvals. The Merger Agreement provides that either Sinclair or Tribune may terminate the Merger Agreement if the Merger is not consummated on or before May 8, 2018, subject to an automatic extension to August 8, 2018 in certain circumstances, if the only outstanding unfulfilled conditions relate to HSR approval or FCC approval. In the event that the Merger is not completed for any reason, the holders of our common stock will not receive any payment for their shares of common stock in connection with the Merger. Instead, we will remain an independent public company and holders of our common stock will continue to own their shares of common stock.

Additionally, if the Merger is not consummated in a timely manner, or at all, our ongoing business may be adversely affected as follows:

•	we may experience negative reactions from financial markets and the stock price could decline;

•	we may experience negative reactions from employees, customers, suppliers or other third parties;

•	management’s focus would have been diverted from pursuing other opportunities that could have been beneficial to us; and

•	the costs of pursuing the Merger may be higher than anticipated and would be born entirely by us.

If the Merger is not completed, there can be no assurance that these risks will not materialize and will not materially adversely affect our common stock price, business, financial condition, results of operations or cash flows.

Holders of our common stock cannot be sure of the value of the merger consideration they will receive in the Merger.

Pursuant to the Merger Agreement, Sinclair will acquire all of the issued and outstanding shares of our common stock for $35.00 in cash and 0.2300 shares of Sinclair Class A common stock for each share of our common stock (the “Exchange Ratio”). The Exchange Ratio is fixed and will not be adjusted for changes in the market price of Sinclair’s Class A common stock or our common stock. The market value of our common stock at the time of the Merger or at any time prior to the Merger may vary significantly from its price on the date the Merger Agreement was executed, the date of this prospectus or the date of any prospectus supplement. Because the Exchange Ratio will not be adjusted to reflect any changes in the market price of our common stock, the market value of the Sinclair Class A common stock issued in the Merger and the market value of our common stock surrendered in the Merger may each be higher or lower than the values of those shares on earlier dates. Accordingly, at any time prior to the completion of the Merger, our stockholders will not know or be able to determine the value of the Sinclair Class A common stock they will receive upon completion of the Merger.

Changes in the market prices of our common stock may result from a variety of factors that are beyond our control, including changes in our businesses, operations and prospects, regulatory considerations, governmental actions, and legal proceedings and developments. Market assessments of the benefits of the Merger, the likelihood that the Merger will be completed and general and industry-specific market and economic conditions may also have an effect on the market price of our common stock. Changes in market prices of our common stock may also be caused by fluctuations and developments affecting domestic and global securities markets. We are not permitted to terminate the Merger Agreement solely because of changes in the market prices of our common stock. You are urged to obtain up-to-date prices for our common stock. There is no assurance that the Merger will be completed, that there will not be a delay in the completion of the Merger or that all or any of the anticipated benefits of the Merger will be obtained.

The proposed Merger may cause disruption in our business.

The Merger Agreement generally requires us to operate our business in the ordinary course pending consummation of the Merger and restricts us, without Sinclair’s consent, from taking certain specified actions until the Merger is completed. These restrictions may affect our ability to execute our business strategies and attain our financial and other goals and may impact our financial condition, results of operations and cash flows.

In connection with the Merger, our current and prospective employees may experience uncertainty about their future roles with the combined company following the Merger, which may materially adversely affect our ability to attract and retain key personnel while the Merger is pending. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the Merger. Accordingly, no assurance can be given that we will be able to attract and retain key employees to the same extent that we have been able to in the past.

The Merger could also cause disruptions to our business or business relationships, which could have an adverse impact on our results of operations. Parties with which we have business relationships may experience uncertainty as to the future of such relationships and may delay or defer certain business decisions, seek alternative relationships with third parties or seek to alter their present business relationships with us. Parties with whom we otherwise may have sought to establish business relationships may seek alternative relationships with third parties. The pursuit of the Merger and the preparation for the integration may also place a significant burden on management and internal resources. The diversion of management’s attention away from day-to-day business concerns could adversely affect our financial results.

We have been subject to, and could be subject to further, litigation related to the Merger, which could result in significant costs and expenses. In addition to litigation-related expenses, we have incurred and will continue to incur other significant costs, expenses and fees for professional services and other transaction costs in connection with the Merger, and many of these fees and costs are payable regardless of whether or not the Merger is consummated.

Delays in completing the Merger may substantially reduce the expected benefits of the Merger.

Satisfying the conditions to, and completion of, the Merger may take longer than, and could cost more than, we and Sinclair expect. Any delay in completing or any additional conditions imposed in order to complete the Merger may materially adversely affect the synergies and other benefits that we and Sinclair expect to achieve from the Merger and the integration of our respective businesses. Further, there can be no assurances that the conditions to the closing of the Merger and the other transactions contemplated by the Merger Agreement will be satisfied or waived or that the Merger will be completed at all. In addition, each of us and Sinclair have the right to terminate the Merger Agreement if the Merger is not completed by May 8, 2018, subject to an automatic extension to August 8, 2018, if necessary, to obtain regulatory approval under certain circumstances.

The Merger Agreement precludes us from pursuing alternatives to the Merger.

Under the Merger Agreement, we are restricted, subject to limited exceptions, from pursuing or entering into alternative transactions in lieu of the Merger following the approval by Tribune stockholders of the Merger Agreement, which occurred on October 19, 2017. In general, unless and until the Merger Agreement is terminated, we are restricted from, among other things, soliciting, initiating, causing, knowingly encouraging or knowingly facilitating any inquiries or the making of any proposals from any person that is or is reasonably likely to lead to an alternative transaction proposal. Further, we are unable to terminate the Merger Agreement following approval by Tribune stockholders even if an alternative transaction proposal, if consummated, would result in a transaction that is more favorable to our stockholders, from a financial point of view, than the Merger. These provisions effectively preclude a third party that may have an interest in acquiring all or a significant part of Tribune from considering or proposing such an acquisition, even if such third party were prepared to pay consideration with a higher per share cash or market value than the consideration proposed to be received or realized in the Merger.

Additional Risks Relating to Our Business

Our retransmission consent and carriage fee agreements may not be as profitable as we anticipate, may result in material claims and litigation against us, and may not be renewed on comparable or more favorable terms, if at all.

We depend in part upon retransmission consent and carriage fees from cable, satellite and other multichannel video programming distributors (“MVPDs”), which pay those fees in exchange for the right to retransmit our broadcast programming and distribute WGN America. Fees from these retransmission consent and carriage fee agreements represented approximately 24% of our 2016 Television and Entertainment revenues. Since fees under our retransmission consent and carriage fee agreements are typically generated on a per-subscriber basis, if an MVPD with which we have a retransmission consent or carriage fee agreement loses subscribers, we would generate less revenue under such agreement. We have had in the past, and anticipate continuing to have in the future, commercial disputes with MVPDs relating to the terms of our retransmission consent and carriage fee agreements that may result in claims for monetary damages against us, litigation or termination of such agreements. Any such development could materially and adversely affect our business, operating results or financial condition.

As these retransmission consent and carriage fee agreements expire, including agreements with three of our ten largest MVPDs, which are scheduled to expire by December 31, 2017, we may not be able to renegotiate such agreements at terms similar to or more favorable than our current agreements. Our inability to renegotiate retransmission consent or carriage fee agreements on terms comparable to or more favorable than our current agreements, if at all, may cause revenues or revenue growth from our retransmission consent and carriage fee agreements to decrease under the renegotiated terms. During the negotiation of an expiring retransmission consent or carriage fee agreement, we may also experience disruption of service of our television stations provided through such MVPD. In addition, the non-renewal of any retransmission consent and carriage fee agreement with an MVPD upon expiration may affect the economics of our relationship with the MVPD, advertising revenues and our local brands.

Risks Relating to Our Class A Common Stock and This Offering

Certain provisions of our certificate of incorporation, by-laws and Delaware law may discourage takeovers.

Our second amended and restated certificate of incorporation and amended and restated by-laws contain certain provisions that may discourage, delay or prevent a change in our management or control over us. For example, our second amended and restated certificate of incorporation and amended and restated by-laws, collectively:

•	establish a classified board of directors, as a result of which our Board of Directors is divided into three classes, with members of each class serving staggered three-year terms, which prevents stockholders from electing an entirely new board of directors at an annual or special meeting;

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board of Directors to thwart a takeover attempt;

•	provide that vacancies on our Board of Directors, including vacancies resulting from an enlargement of our Board of Directors, may be filled only by a majority vote of directors then in office; and

•	establish advance notice requirements for nominations of candidates for elections as directors or to bring other business before an annual meeting of our stockholders.

These provisions could discourage potential acquisition proposals and could delay or prevent a change in control, even though a majority of stockholders may consider such proposal, if effected, desirable. Such provisions could also make it more difficult for third parties to remove and replace the members of the Board of Directors. Moreover, these provisions may inhibit increases in the trading price of our common stock that may result from takeover attempts or speculation.

Future sales of shares by existing stockholders could cause our stock price to decline.

As of September 30, 2017, we had 87,300,017 outstanding shares of Class A common stock. Substantially all of the outstanding shares of our common stock are eligible for immediate resale in the public market, unless held by “affiliates” as that term is defined in Rule 144 under the Securities Act. Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of September 30, 2017, there were 209,259 outstanding shares of Class A common stock that were held by directors and executive officers, all of which are eligible for resale subject to applicable volume, manner of sale, holding period and other limitations of Rule 144.

In December 2014, we filed a registration statement on Form S-8 under the Securities Act to register the shares of common stock to be issued under our 2013 Equity Incentive Plan (the “2013 Plan”). In May 2016, we filed a registration statement on Form S-8 under the Securities Act to register the shares of common stock to be issued under our 2016 Incentive Compensation Plan and our 2016 Stock Compensation Plan for Non-Employee Directors (collectively, the “2016 Plans” and, together with the 2013 Plan, the “Plans”). As a result of the Plans, all shares of common stock acquired upon exercise of (i) stock options granted under the Plans and (ii) other equity based awards granted under the Plans are freely tradable under the Securities Act, subject to the terms of the lock up agreements, unless purchased by our affiliates.

As of September 30, 2017, there were stock options outstanding to purchase a total of 2,880,395 shares of our common stock and there were 1,507,529 shares of our common stock subject to RSUs and PSUs. In addition, 3,165,955 shares of our common stock are reserved for future issuances under the Plans. In addition, as of September 30, 2017, we had 5,605 outstanding shares of Class B common stock and 36,582 outstanding Warrants, which are governed by the Warrant Agreement between us, Computershare Inc. and Computershare Trust Company, N.A., dated as of December 31, 2012 (the “Warrant Agreement”), all of which are immediately convertible into shares of Class A common stock.

Furthermore, in addition to the 14,145,447 shares of Class A common stock held by the selling stockholder that are registered pursuant to the registration statement of which this prospectus forms a part, entities affiliated with JPMorgan Chase Bank, N.A. (the “JPMorgan Entities”) and investment funds managed by Angelo, Gordon & Co., L.P. (the “Angelo Gordon Funds”) have registration rights with respect to an aggregate of 8,026,794 shares of our Class A common stock beneficially owned by such entities (based on reports on Schedule 13G, as amended), subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders in the future.

We cannot assure you that we will pay dividends on our common stock in the future.

On February 3, 2017, we paid a special cash dividend of $5.77 per share to holders of record of our common stock at the close of business on January 13, 2017. Pursuant to the Merger Agreement, during the period before closing of the Merger, we are not permitted to declare, set aside or pay any dividend or make any other distribution in respect of our capital stock or other securities, except for payment of quarterly cash dividends not to exceed $0.25 per share and consistent with record and payment dates during the year preceding the Merger Agreement. The declaration of any future dividends and the establishment of the per share amount, record dates and payment dates for any such future dividends are subject to the discretion of the board of directors, subject to the terms and conditions of the Merger Agreement, taking into account future earnings, cash flows, financial requirements and other factors. There can be no assurance that the board of directors will declare any dividends in the future. To the extent that expectations by market participants regarding the potential payment, or amount, of any special or regular dividend prove to be incorrect, the price of our common stock may be materially and negatively affected and investors that bought shares of our common stock based on those expectations may suffer a loss on their investment. Further, to the extent that we declare a regular or special dividend at a time when market participants hold no such expectations or the amount of any such dividend exceeds current expectations, the price of our common stock may increase and investors that sold shares of our common stock prior to the record date for any such dividend may forego potential gains on their investment.

The market price for our common stock may be volatile and the value of your investment could decline after this offering.

Volatility in the market price of our Class A common stock may prevent you from being able to sell your shares at or above the price you paid for your shares. Many factors could cause the trading price of our Class A common stock to rise and fall, including the following:

•	announcements or other developments related to the Merger;

•	announcements or other developments related to Sinclair or its business;

•	declining operating revenues derived from our core business;

•	variations in quarterly results;

•	announcements regarding dividends;

•	announcements of technological innovations by us or by competitors;

•	introductions of new products or services or new pricing policies by us or by competitors;

•	acquisitions or strategic alliances by us or by competitors;

•	recruitment or departure of key personnel or key groups of personnel;

•	the gain or loss of significant advertisers or other customers;

•	changes in securities analysts’ estimates of our performance or lack of research and reports by industry analysts; and

•	market conditions in the media industry, the industries of our customers, and the economy as a whole.

Our second amended and restated certificate of incorporation includes provisions limiting ownership by certain non-U.S. persons or by persons with interests in other media properties, including the power to refuse to permit the transfer of securities and to redeem shares of our common stock.

The acquisition and ownership of our securities, directly or indirectly, by certain non-U.S. persons could cause us to be in violation of the foreign investment limitations of the Communications Act of 1934, as amended (the “Act”). Separately, under the FCC’s media ownership rules, a direct or indirect owner of our securities could violate the FCC’s structural media ownership limitations if that person owned or acquired an “attributable” interest in certain other television stations nationally or in certain types of media properties in the same market as one or more of our broadcast stations. Our second amended and restated certificate of incorporation includes provisions that permit us to take certain actions in order to comply with the Act and FCC regulations, as applicable, regarding ownership of securities by such persons, including but not limited to, the right to refuse to permit the transfer of shares of common stock, to suspend the rights of stock ownership, to require the conversion of shares of common stock into any other class of our common stock or warrants and to redeem shares of common stock. Non-U.S. citizen investors and investors with “attributable” interests in certain types of media properties should consider carefully these provisions in our second amended and restated certificate of incorporation prior to investing in our common stock. These restrictions may also decrease the liquidity and value of our stock by reducing the pool of potential investors in our company and making the acquisition of control of us by third parties more difficult. In addition, these restrictions could adversely affect our ability to attract additional equity financing in the future or consummate an acquisition using shares of our capital stock. See “Description of Capital Stock—Class A and Class B Common Stock—Restrictions on Transfer and Conversion for Regulatory Reasons.”

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of these analysts downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock may decrease, which could cause our stock price or trading volume to decline.

Our second amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our second amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the General Corporation Law of the State of Delaware (the “DGCL”), our second amended and restated certificate of incorporation or our amended and restated by-laws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Stockholders in our company will be deemed to have notice of and have consented to the provisions of our second amended and restated certificate of incorporation related to choice of forum. The choice of forum provision in our second amended and restated certificate of incorporation may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming.

As a public company, we are required to file annual, quarterly and other reports with the SEC, including the timely filing of financial statements that comply with SEC reporting requirements. We are also subject to other reporting and corporate governance requirements under the listing standards of the NYSE and the Sarbanes-Oxley Act of 2002, which impose significant compliance costs and obligations upon us. Being a public company requires a significant commitment of resources and management oversight which also increases our operating costs. These requirements also place significant demands on our finance and accounting staff and on our financial accounting and information technology applications. Other expenses associated with being a public company include increases in auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

In particular, we are required to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404(a) of the Sarbanes-Oxley Act of 2002. Likewise, our independent registered public accounting firm is required to provide an attestation report on the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. In addition, because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues or instances of fraud, if any, within our company have been detected.

We cannot provide investors with any assurance as to the accuracy or completeness of the publicly available information regarding Sinclair.

If all conditions to the Merger are satisfied or waived, all outstanding shares of Tribune common stock will be converted into the right to receive $35.00 in cash, without interest and less any required withholding taxes, and 0.2300 shares of Sinclair Class A common stock. Sinclair Class A common stock is listed on the Nasdaq Global Select Market, under the symbol “SBGI.” See “Our Company—The Merger.” On September 6, 2017, Sinclair’s registration statement on Form S-4 (File No. 333-219135) with respect to the Merger was declared effective by the SEC. We encourage investors to read Sinclair’s registration statement on Form S-4 and Sinclair’s periodic and current reports and other information filed with the SEC, which are available for inspection and copying at the SEC’s Public Reference Room and by accessing the website of the SEC. However, as the Company has not participated in the preparation of any Sinclair-related information filed with the SEC and such information is not incorporated by reference in this prospectus, we do not represent that any such Sinclair filings or other information, or any other publicly available information regarding Sinclair is accurate or complete. Subsequent disclosure by Sinclair could affect the trading price of our Class A common stock. The Company does not make any representation to investors as to the performance of Sinclair or the Sinclair Class A common stock or any other securities of Sinclair. Accordingly, investors should undertake such independent investigation of Sinclair as is appropriate, in their judgment, to make an informed decision with respect to an investment in shares of our Class A common stock.

PRICE RANGE OF COMMON STOCK

Tribune

Since December 5, 2014, our Class A common stock has traded on the NYSE under the symbol “TRCO.” Beginning in 2013, our Class B common stock has been quoted on the OTC Bulletin Board (“OTC”) under the symbol “TRBAB.” Each share of our Class B common stock is convertible upon request of the holder into one share of Class A common stock, provided the holder is in compliance with certain rules, as further described in our second amended and restated certificate of incorporation, as amended.

The following table presents the high and low bid price for our Class A common stock and Class B common stock on the NYSE and OTC, respectively, for the periods indicated:

	Class A Common Stock		Class B Common Stock
Fiscal Year Ending December 31, 2017	High	Low	High		Low
Quarter ending December 31, 2017 (through November 28, 2017)	$41.55	$40.10		$40.61		$40.61
Quarter ended September 30, 2017	$42.39	$39.59		$41.75		$40.21
Quarter ended June 30, 2017	$43.04	$36.18		$42.00		$38.75
Quarter ended March 31, 2017	$40.00	$27.75	$	N/A	$	N/A

	Class A Common Stock		Class B Common Stock
Fiscal Year Ended December 31, 2016	High	Low	High		Low
Quarter ended December 31, 2016	$36.94	$29.75	$	N/A	$	N/A
Quarter ended September 30, 2016	$40.13	$34.44	$	N/A	$	N/A
Quarter ended June 30, 2016	$40.72	$36.47	$	N/A	$	N/A
Quarter ended March 31, 2016	$39.90	$26.10		$40.77		$32.78

The prices above for our Class B common stock for all periods are as reported by the OTC and may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. No trading data was reported in the second, third and fourth quarter of 2016 and the first quarter of 2017.

On February 3, 2017, we paid a special cash dividend of $5.77 per share to holders of record of our Class A common stock, Class B common stock and Warrants at the close of business on January 13, 2017. For each quarter presented, we also paid a dividend of $0.25 per share of Class A common stock and Class B common stock and to each holder of Warrants. Pursuant to the Merger Agreement, prior to the closing of the Merger, Tribune is not permitted to declare, set aside or pay any dividend or make any other distribution in respect of its capital stock or other securities, except for payment of quarterly cash dividends not to exceed $0.25 per share and consistent with record and payment dates during the year preceding the Merger Agreement.

As of September 30, 2017, there were seven holders of record of our Class A common stock and one holder of record of our Class B common stock. This stockholder figure does not include a substantially greater number of holders whose shares are held of record by banks, brokers and other financial institutions. Additionally, as of September 30, 2017, 36,582 shares of our common stock were subject to outstanding Warrants to purchase our common stock.

Sinclair

The following table sets forth the closing prices per share of the Sinclair Class A common stock, which trades on the NASDAQ under the symbol “SBGI.” There is no established trading market for Sinclair’s Class B common stock, par value $0.01 (“Sinclair Class B common stock”). Tribune shareholders will not receive any merger consideration for their Tribune common stock until the Merger is completed. In addition, the exchange ratio for determining the number of shares of Sinclair Class A common stock that the Tribune shareholders will receive in the Merger is fixed at 0.2300 and, as such, the stock consideration will not be adjusted for changes in the market price of the Sinclair Class A common stock or Tribune common stock. Therefore, the market value of the Sinclair Class A common stock that the Tribune shareholders will receive on the closing of the Merger will depend on the market value of the Sinclair Class A common stock immediately before the Merger is completed and could vary significantly from the market value on the date of this prospectus.

	Class A Common Stock
Fiscal Year Ending December 31, 2017	High	Low
Quarter ending December 31, 2017 (through November 28, 2017)	$34.10	$29.15
Quarter ended September 30, 2017	$37.18	$26.70
Quarter ended June 30, 2017	$41.20	$31.95
Quarter ended March 31, 2017	$42.90	$30.80

	Class A Common Stock
Fiscal Year Ended December 31, 2016	High	Low
Quarter ended December 31, 2016	$34.90	$30.80
Quarter ended September 30, 2016	$29.33	$28.67
Quarter ended June 30, 2016	$31.70	$30.87
Quarter ended March 31, 2016	$31.25	$30.11

According to publicly available information, Sinclair currently pays a quarterly dividend on shares of Sinclair Class A common stock and Sinclair Class B common stock and declared a quarterly dividend in October 2017, of $0.18 per share, to be paid on December 15, 2017 to holders of record on the close of business on December 1, 2017. Pursuant to the Merger Agreement, during the period before closing of the Merger, Sinclair is not permitted to declare, set aside or pay any dividend or make any other distribution in respect of its capital stock or other securities, except for payment of quarterly cash dividends not to exceed $0.18 per share and consistent with record and payment dates during the year preceding the Merger Agreement. Future cash dividends will be at the discretion of the Sinclair board and will be dependent upon then-existing conditions, including the financial condition and results of operations, contractual restrictions and business prospects of Sinclair after the closing of the Merger and other factors that the Sinclair board determines to consider.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of shares of our Class A common stock offered by it pursuant to this prospectus. We will not receive any proceeds from the sale of these shares of our Class A common stock. The selling stockholder will bear any underwriting commissions and discounts attributable to its sale of our Class A common stock and we will bear certain other expenses as required by the registration rights agreement, dated December 31, 2012, by and between the Company and the stockholders party thereto.

DESCRIPTION OF CAPITAL STOCK

The following is a summary the material terms of, is qualified in its entirety by reference to, Tribune’s second amended and restated certificate of incorporation, as amended, and amended and restated by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

For a description of the capital stock of Sinclair, including Sinclair class A common stock, into which all outstanding shares of Tribune common stock will be converted into the right to receive at the ratio of 0.2300 shares of Sinclair Class A common stock for each share of Tribune common stock upon consummation of the Merger, see the sections entitled “Description of Sinclair Capital Stock” and “Comparison of Shareholder Rights” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 6, 2017, which are incorporated by reference in this prospectus.

General

Our authorized capital stock consists of 1,000,000,000 shares of Class A common stock, par value $0.001 per share, 1,000,000,000 shares of Class B common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share.

Class A and Class B Common Stock

Voting Rights

A holder of our Class A common stock shall be entitled to one vote for each share of Class A common stock held by such holder of record on our books for all matters on which our stockholders are entitled to vote. There shall be no cumulative voting. Except as otherwise required by law or expressly provided in our certificate of incorporation, a holder of our Class B common stock shall not be entitled to vote on any matter submitted to a vote of our stockholders except (1) a holder of Class B common stock shall be entitled to one vote per share of Class B common stock held by such holder of record on our books and shall be entitled to vote as a separate class on any amendment, alteration, change or repeal of any provision of our second amended and restated certificate of incorporation that adversely affects the powers, preferences or special rights of the Class B common stock in a manner different from the adverse powers, preferences or special rights of the Class A common stock and (2) a holder of Class B common stock shall be entitled to one vote per share of Class B common stock, voting together with the holders of Class A common stock as a single class, on certain non-ordinary course transactions to the extent that such transaction is submitted to a vote of the holders of Class A common stock, including and:

•	authorization of, or increase in the number of authorized shares of any class of capital stock ranking pari passu with or senior to the Class A common stock or Class B common stock as to dividends or liquidation preferences, including additional shares of Class A common stock or Class B common stock;

•	amendment to our second amended and restated certificate of incorporation or our amended and restated by-laws;

•	amendment to any stockholders or comparable agreement;

•	sale, lease or other disposition of all or substantially all of our assets;

•	recapitalization, reorganization, share exchange, consolidation or merger;

•	issuance or entry into an agreement for the issuance of our capital stock, including any stock option or stock incentive plan;

•	redemption, purchase or other acquisition by us of any of our capital stock; and

•	liquidation, dissolution, distribution of all or substantially all of our assets or our winding-up.

Our amended and restated by-laws provide the voting requirements for the election of directors. The affirmative vote of a plurality of the shares of our common stock present, in person or by proxy, at the meeting and entitled to vote at any annual or special meeting of stockholders will decide the election of any directors, and the affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at the annual meeting and entitled to vote at any annual or special meeting of stockholders will decide all other matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our second amended and restated certificate of incorporation, or under our amended and restated by-laws, a different vote is required, in which case such provision will control.

Conversion Rights

Subject to our second amended and restated certificate of incorporation and the receipt of any required approval from the FCC, each share of our Class A common stock is convertible, at the option of the holder, at any time after the date of the issuance of such share into one fully paid and nonassessable share of Class B common stock. Such conversion will not be permitted if, following and after giving effect to such conversion, no shares of Class A common stock would remain issued and outstanding.

Subject to our second amended and restated certificate of incorporation and the receipt of any required approval from the FCC, each share of Class B common stock is convertible, at the option of the holder, at any time after the date of issuance of such share into one fully paid and nonassessable share of Class A common stock.

Dividends

Subject to the prior rights and preferences, if any, that may be applicable to preferred stock then outstanding, holders of our Class A common stock or our Class B common stock are entitled to participate ratably in such dividends, whether in cash, property, stock or otherwise, as may be declared by the board of directors of Tribune Media Company (the “Board of Directors”) from time to time out of our assets or funds legally available therefor, provided that any dividends payable in shares of our common stock will be declared and paid at the same rate on each class of our common stock and dividends payable in shares of Class A common stock will only be paid to holders of Class A common stock and dividends payable in shares of Class B common stock will only be paid to holders of Class B common stock.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution, distribution of all or substantially all of the assets or winding-up of Tribune, after all our creditors have been paid in full and after payment of all sums, if any, payable in respect of preferred stock, the holders of our common stock will be entitled to share ratably, on a share-for-share basis as if all shares of our common stock were of a single class, in all distributions of assets pursuant to our voluntary or involuntary liquidation, dissolution, distribution of all or substantially all of the assets or winding-up.

Restrictions on Transfer and Conversion for Regulatory Reasons

We may restrict the ownership, conversion, or proposed ownership of shares of our common stock by any person if such ownership, conversion or proposed ownership, either alone or in combination with other actual or proposed ownership, (including due to conversion) of shares of capital stock of any other person, would (i) be inconsistent with, or in violation of, any provision of the laws administered or enforced by the FCC, (ii) materially limit or materially impair any of our, or our subsidiaries’, existing business activities under the laws administered or enforced by the FCC, (iii) materially limit or materially impair under the laws administered or enforced by the FCC, the acquisition of an attributable interest in a full-power television station, a full-power radio station or a daily newspaper (as defined by the FCC), by us or any of our subsidiaries for which we have entered into a definitive agreement with a third party or (iv) subject us or any of our subsidiaries to any regulation under the laws administered or enforced by the FCC having a material effect on us or any of our subsidiaries to which we or any of our subsidiaries would not be subject but for such ownership, conversion or proposed ownership.

Merger Consideration

If the conditions to the Merger are satisfied or waived, all outstanding shares of Tribune common stock will be converted into the right to receive $35.00 in cash, without interest and less any required withholding taxes, and 0.2300 shares of Sinclair Class A common stock.

Warrants

General

As of September 30, 2017, 36,582 Warrants were issued and outstanding. The Warrants are governed by the Warrant Agreement. Under the Warrant Agreement, the Warrants are exercisable at the holder’s option for shares of our Class A common stock, Class B common stock or a combination of Class A common stock and Class B common stock, at any time until the expiration of the Warrants on December 31, 2032.

This summary is qualified in its entirety by reference to our second amended and restated certificate of incorporation, as amended, and amended and restated by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Warrant Agreement, which is filed as an exhibit to the Company’s registration statement on Form 10 filed with the SEC on September 22, 2014.

Manner of Exercise

Under the Warrant Agreement, subject to certain adjustments (such as in the case of stock dividends, subdivisions or combinations), the Warrants can be exercised upon the payment of $0.001 for each share of common stock as to which such Warrants are being exercised, which at the option of the holder, (i) can be paid in U.S. dollars, (ii) through cashless exercise or (iii) any combination of (i) and (ii).

Restrictions on Exercise

In the event we determine that the ownership or proposed ownership of our securities (i) would be inconsistent with, or violate any provision of the laws administered or enforced by the FCC, (ii) materially limit or materially impair any of our, or our subsidiaries’, existing business activity under the laws administered or enforced by the FCC, (iii) materially limit or materially impair under the laws administered or enforced by the FCC the acquisition of an attributable in a full-power television station, a full-power radio station or a daily newspaper by us or our subsidiaries for which we or any of our subsidiaries have entered into a definitive agreement with a third party or (iv) subject us or any of our subsidiaries to any regulation under the federal communication laws having a material effect on us our subsidiaries to which we or any of our subsidiaries would not be subject, but for such ownership or proposed ownership, we may refuse to permit exercise of all or any of the Warrants, suspend the rights of warrant ownership, condition the acquisition of shares of common stock on the prior consent of the FCC, or exercise any and all appropriate remedies against such holder.

Adjustments

The number of shares of common stock issuable upon exercise of the Warrants and the exercise price are subject to adjustment in certain instances including:

•	dividends payable in, or other distributions of, additional shares of our common stock;

•	subdivisions, combinations and certain reclassifications of our common stock; and

•	our reorganization, consolidation, merger or sale of all or substantially all of our assets.

Preferred Stock

Under our second amended and restated certificate of incorporation, our Board of Directors have the authority, without further action by our stockholders, to issue up to 40,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. No shares of our authorized preferred stock are currently outstanding.

Anti-Takeover Effects of Various Provisions of Delaware Law, Our Second Amended and Restated Certificate of Incorporation and Our Amended and Restated By-laws

The provisions of our second amended and restated certificate of incorporation and amended and restated by-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which could result in an improvement of their terms.

Authorized but Unissued Shares of Capital Stock

Common Stock. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our Board of Directors in opposing a hostile takeover bid.

Preferred Stock. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

Classified Board of Directors

In accordance with the terms of our second amended and restated certificate of incorporation, our Board of Directors is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. Under our amended and restated by-laws, except as may otherwise be provided in our second amended and restated certificate of incorporation, our Board of Directors consists of such number of directors as may be determined from time to time by resolution of the Board of Directors, but in no event may the number of directors be less than five or more than nine. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our second amended and restated certificate of incorporation and amended and restated by-laws provide that any vacancy on our Board of Directors, including a vacancy resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director, provided that any vacancy created by any of the initial members of our Board of Directors designated by any of the stockholders pursuant to the Plan during their initial term, may be filled only by such stockholder that designated such initial director. Any director elected to fill a vacancy will hold office until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Requirements for Advance Notice of Stockholder Nominations and Proposals

Our amended and restated by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our amended and restated by-laws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, a stockholder’s notice must be delivered to our corporate secretary no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs.

Limitations on Liability and Indemnification

Our second amended and restated certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty,

•	Section 174 of the DGCL (unlawful dividends), or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in our second amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our second amended and restated certificate of incorporation requires us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director or officer without the approval of our Board of Directors. Our second amended and restated certificate of incorporation provides that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, against all liability and loss suffered and expenses (including attorney’s fees) incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to pay the expenses (including attorney’s fees) actually and reasonably incurred by our directors and officers in advance of the final disposition to enable them to defend against such proceedings.

Choice of Forum

Our second amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed us or our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim arising under the DGCL, our second amended and restated certificate of incorporation or our amended and restated by-laws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. We may consent in writing to alternative forums. By becoming a stockholder of Tribune, you will be deemed to have notice of and have consented to the provisions of our second amended and restated certificate of incorporation related to choice of forum.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned, 15% or more of the outstanding voting stock of the corporation. The applicability of Section 203 of the DGCL may have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Listing

Our Class A common stock is listed on the NYSE under the symbol “TRCO.”

SELLING STOCKHOLDER

The following table sets forth information as of September 30, 2017 with respect to the ownership of our Class A common stock by the selling stockholder. The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 87,300,017 shares of our Class A common stock and 5,605 shares of our Class B common stock outstanding as of September 30, 2017.

The following table also provides the maximum number of shares of our Class A common stock that may be offered by the selling stockholder pursuant to this prospectus and the number of shares of our Class A common stock that will be beneficially owned by the selling stockholder after such an offering, assuming the sale of all of the offered shares. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus will or will not be offered for sale. Information about the selling stockholder may change over time. Except as otherwise indicated in the footnotes to the table, the beneficial owner listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Class A common stock. The address for the beneficial owner is set forth in the footnotes to the table.

Name of Selling Stockholder	Class of Common Stock	Shares Beneficially Owned Prior to Resale		Shares Being Registered for Resale	Shares Beneficially Owned After Resale
		Number	%		Number(2)	%(2)
Oaktree Tribune, L.P.(1)	Class A	14,145,447	16.2%	14,145,447	0	—

(1)	According to information filed with the SEC, Oaktree Tribune, L.P. beneficially owns 14,145,447 shares of Class A common stock. The general partner of Oaktree Tribune, L.P. is Oaktree AIF Investments, L.P. (“AIF Investments”). The general partner of AIF Investments is Oaktree AIF Holdings, Inc. (“AIF Holdings”). The holder of all of the voting shares of AIF Holdings is Oaktree Capital Group Holdings, L.P. (“OCGH”). The general partner of OCGH is Oaktree Capital Group Holdings GP, LLC (“OCGH GP”). The media company business of OCGH GP is managed by a media company committee, which controls the decisions of OCGH GP with respect to the vote and disposition of the shares held by Oaktree Tribune, L.P. The members of such committee are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer and Stephen A. Kaplan. All members of such committee disclaim beneficial ownership of the shares shown as beneficially owned by Oaktree Tribune, L.P. Excludes 36,514 shares of Class A common stock and 7,195 restricted stock units, which vest by their terms on January 1, 2018, held by OCM FIE, LLC, an Oaktree affiliated entity, granted to OCM FIE, LLC in consideration for the service of Bruce A. Karsh, who was previously a member of our Board of Directors. The address of Oaktree Tribune, L.P. is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.
(2)	Since we do not have the ability to control how many, if any, of the selling stockholder’s shares will be offered or sold, we have assumed that the selling stockholder will sell all of the shares registered herein for purposes of determining how many shares it will beneficially own and its percentage ownership after resale.

Transactions with the Selling Stockholder

Registration Rights Agreement

Tribune, the selling stockholder, the JPMorgan Entities and the Angelo Gordon Funds are parties to a registration rights agreement, dated December 31, 2012, which grants the selling stockholder, the JPMorgan Entities and the Angelo Gordon Funds specified demand and piggyback registration rights with respect to our common stock. Under the Registration Rights Agreement, we are required to use reasonable best efforts to effect the registration under the Securities Act of our common stock as requested by the holders of our securities that are a party to the Registration Rights Agreement, at our own expense. In addition, if we determine to register our common stock under the Securities Act, such holders will have the right to require us to use our reasonable best efforts to include in our registration statement shares of our common stock held by them, subject to certain limitations. The Registration Rights Agreement also provides for us to indemnify certain of our stockholders in connection with the registration of our common stock. The registration statement of which this prospectus forms a part was filed in connection with our obligations under the Registration Rights Agreement.

Other Arrangements

Our company-sponsored pension plan assets included an investment in a loan fund limited partnership managed by Oaktree Capital Management, L.P., which is affiliated with the selling stockholder. In April 2016, the Company requested a full withdrawal of its investment from the fund managed by Oaktree Capital Management, L.P., which had a fair value of $30 million at December 31, 2015. The withdrawal was completed and proceeds were received in June 2016.

The syndicate of lenders under our secured credit facility includes funds affiliated with Oaktree Capital Management, L.P. These funds held $31 million, $38 million and $56 million of the Company’s term loans and former term loans at December 31, 2016, December 31, 2015 and December 28, 2014, respectively.

PLAN OF DISTRIBUTION

General

The selling stockholder may sell the shares of our Class A common stock covered by this prospectus using one or more of the following methods:

•	through underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	share lending or other transactions that require delivery of shares of Class A common stock to an underwriter, broker or dealer for resale;

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through the distribution by any selling stockholder to its partners;

•	a combination of any such methods; and

•	any other method permitted pursuant to applicable law.

Registration of shares of our Class A common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our Class A common stock by the selling stockholder may include the following information to the extent required by law:

•	the amounts to be sold by the selling stockholder;

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other information that may be important.

The selling stockholder may offer our Class A common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Class A common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the Class A common stock in one or more transactions, including in negotiated transactions at a fixed public offering price, at varying prices determined at the time of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with any such underwritten sale of Class A common stock, underwriters may receive compensation from the selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Class A common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

Sales through an underwriter or dealer may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

If the selling stockholder uses an underwriter or underwriters to effectuate the sale of Class A common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of Class A common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholder may also sell shares of our Class A common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholder may sell shares of our Class A common stock directly to purchasers. In this case, it may not engage underwriters or agents in the offer and sale of such shares.

Any underwriters, broker-dealers or agents that participate in the sale of the selling stockholder’s shares of Class A common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is deemed an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholder.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of Class A common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they will receive ordinary compensation.

We are not aware of any plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of our Class A common stock by the selling stockholder. We cannot assure you that the selling stockholder will sell any or all of the shares of our Class A common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholder will not transfer, devise or gift the shares of our Class A common stock by other means not described in this prospectus. Moreover, shares of Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares it owns. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for those selling stockholder’s shares will otherwise remain unchanged. In addition, the selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

The selling stockholder may elect to make a pro rata in-kind distribution of the shares of Class A common stock to its partners. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the Class A common stock acquired in the distribution.

In connection with derivative transactions or privately negotiated transactions with third parties and if the applicable prospectus supplement indicates, third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in the securities of the selling stockholder or in connection with a concurrent offering of other securities.

Shares of Class A common stock may also be exchanged for satisfaction of the selling stockholder’s obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.

Indemnification

We and the selling stockholder may enter agreements under which underwriters, dealers and agents who participate in the distribution of our Class A common stock may be entitled to indemnification by us and/or the selling stockholder against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale of shares of our Class A common stock, until the distribution of the shares is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our Class A common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our Class A common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our Class A common stock. If the underwriters create a short position in shares of our Class A common stock in connection with an offering (that is, if they sell more shares than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing shares in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

VALIDITY OF COMMON STOCK

The validity of the shares of Class A common stock offered by this prospectus was passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Tribune Media Company, except as they relate to Television Food Network, G.P. (“TV Food Network”), for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of TV Food Network as of December 31, 2016 and December 31, 2015 and for each of the three years in the period ended December 31, 2016, incorporated by reference herein, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding certain revenue and expense transactions with affiliated companies). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits thereto because some parts have been omitted in accordance with the rules and regulations of the SEC. You will find additional information about us and the Class A common stock being sold in this offering in the registration statement and the exhibits thereto. For further information with respect to Tribune and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus and the documents incorporated by reference into this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto. Copies of the registration statement, including the exhibits and schedules thereto, are also available at your request, without charge, from Tribune Media Company, 515 N. State Street, Suite 2400, Chicago, Illinois 60654.

We are subject to the informational requirements of the Exchange Act and, accordingly, file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial statements, current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You may also obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website.

You may access, free of charge, our reports filed with the SEC (for example, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments to those forms) through our website (http://investors.tribunemedia.com). Reports filed with or furnished to the SEC will be available as soon as reasonably practicable after they are filed with or furnished to the SEC. None of the information contained on, or that may be accessed through, our websites or any other website identified herein is part of, or incorporated into, this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

On May 8, 2017, Tribune entered into the Merger Agreement with Sinclair, providing for the acquisition by Sinclair of all of the outstanding shares of Tribune’s common stock by means of a merger of a wholly owned subsidiary of Sinclair with and into Tribune Media Company, with Tribune surviving the Merger as a wholly owned subsidiary of Sinclair. See “Our Company—The Merger.” Sinclair is also subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, files annual, quarterly and current reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s Public Reference Room and by accessing the website of the SEC referred to above. Sinclair also filed a registration statement on Form S-4 (File No. 333-219135), which was declared effective by the SEC on September 6, 2017, relating to the issuance of Sinclair Class A common stock to Tribune stockholders at the consummation of the Merger, which is also accessible from the above sources and includes information relating to the Merger and the Merger Agreement, such as pro forma condensed combined financial information. However, such reports and information are not incorporated by reference in this prospectus. The Company does not represent that any such Sinclair reports or other information, or any other publicly available information regarding Sinclair is accurate or complete. Such reports and information of Sinclair speak only as of the date of such disclosure by Sinclair. The Company cannot provide you with any assurance as to the accuracy or completeness of the publicly available documents of Sinclair, or whether Sinclair will update any such disclosures to reflect changes in circumstances or events. Subsequent disclosure by Sinclair could affect the trading price of Tribune’s common stock. The Company does not make any representation to you as to the performance of Sinclair or the Sinclair Class A common stock or any other securities of Sinclair. Investors should undertake such independent investigation of Sinclair as is appropriate, in their judgment, to make an informed decision with respect to an investment in shares of our Class A common stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we have filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 1, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, filed with the SEC on May 10, 2017, June 30, 2017, filed with the SEC on August 9, 2017, and September 30, 2017, filed with the SEC on November 8, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2017, January 30, 2017, March 10, 2017, April 28, 2017, May 8, 2017, May 9, 2017 (two filings), June 23, 2017, August 3, 2017, August 25, 2017, September 15, 2017*, October 19, 2017 and October 31, 2017;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2017 (only those parts incorporated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016);

•	the following sections in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 6, 2017: “Transaction Summary” (only the subsections thereof titled “Parties to the Transaction,” “Interests of Tribune’s Directors and Executive Officers in the Merger” and “Regulatory Approvals”), “Risk Factors—Risks Related to the Transaction,” “The Agreements—Description of the Merger Agreement,” “Description of Sinclair Capital Stock” and “Comparison of Shareholder Rights”**;

•	the description of capital stock contained in the Registration Statement on Form 10-12B/A, as filed with the SEC on December 1, 2014, as supplemented by the section entitled “Description of Capital Stock” of this prospectus and including any amendments or reports filed for the purpose of updating such description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K and not specifically incorporated by reference), after the date of this prospectus.

*	Our Current Report on Form 8-K, filed with the SEC on September 15, 2017, contains certain unaudited prospective financial information with respect to Tribune, which was prepared for internal purposes and in connection with the process leading up to entering into the Merger. Such information is forward-looking information and subject to a number of contingencies and uncertainties, which could cause the assumptions made by Tribune management to not reflect actual results and, as a result, we caution investors against relying on this information. See such Form 8-K for a discussion of these, and other, important considerations regarding this information.
**	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 6, 2017 (the “Merger Proxy Statement”), incorporates by reference certain information from our SEC filings and Sinclair’s SEC filings, which is not incorporated by reference in this prospectus. For the avoidance of doubt, the information being incorporated into this prospectus from the Merger Proxy Statement is limited to only the sections (or subsections) specifically referenced above.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to Tribune Media Company, 515 N. State Street, Suite 2400, Chicago, Illinois 60654, Attention: Investor Relations, Telephone: (646) 563-8296 or the investor relations page of our website at http://investors.tribunemedia.com, or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information”. Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

7,000,000 Shares

Tribune Media Company

Class A Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

                    , 2017